UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 12, 2001

                        Laniprin Life Sciences Inc.
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


         Colorado                   000-29179                  84-1493154
---------------------------         ----------             -----------------
(State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)            File Number)          Identification No.)


   1900 South Ocean Blvd., Suite 5E, Pompano Beach, FL             33034
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (954) 784-0100


                            Brass Incorporated
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)



Item 2.  Acquisition.

     On November 12, 2001 the Company closed on the Acquisition of Nutrigo Xchange Inc. On July 25, 2001 the shareholders of the company approved the share exchange agreement dated June 4, 2001 with Nutrigo Xchange, Inc. The Company's business plan is to enter the pharmaceutical and health products industry through the acquisition of Nutrigo Xchange, Inc. The Company plans to develop several over-the-counter medication products and an affordable prescription service.

     Under the terms of the Agreement, the Company is issuing 12,021,500 shares of its common stock to the shareholders of Nutrigo Xchange, Inc. in exchange for all of the issued and outstanding stock of Nutrigo Xchange, Inc.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired.

         (4) Financial statements required by this item may be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed. The Company anticipates filing the required financials within the aforementioned 60 day allotment.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:November 14, 2001,                    Laniprin Life Sciences Inc.


                                            By:  /s/  Steven Zeldin
                                              --------------------------------
                                                Steven Zeldin, President